Form N-SAR, Sub-Item 77D
Policies with respect to security investments

Nuveen Multistate Trust II
333-14729, 811-07755

On March 21, 2011, notification of changes to the Nuveen California Insured Municipal Bond Fund,
Nuveen Massachusetts Insured Municipal Bond
Fund and Nuveen New York Insured Municipal
Bond Funds investment policies were filed as a 497
(supplement) to the funds prospectus. A copy of the supplement is contained in the Form 497 filing on March 21, 2011, accession number 0000950123-
11-072388 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.